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Exhibit 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Hacienda Bank
Santa Maria, California

We hereby consent to the use in this Registration Statement on Form S-4 for Hacienda Bank of our report dated January 25, 2003 relating to the financial statements of Hacienda Bank for the year ended December 31, 2002.

/s/ Hutchinson and Bloodgood LLP

Glendale, California
August 8, 2003

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS